EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 17, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2008 – May 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.1%	0.5%	1.3%	-9.2%	-2.9%	-3.7%	0.9%	-3.7%	10.7%	-23.6%	-0.3	-0.5
B**	2.1%	0.5%	1.1%	-9.7%	-3.5%	-4.4%	N/A	-4.4%	10.7%	-25.7%	-0.4	-0.5
Legacy 1***	2.1%	0.6%	2.1%	-7.0%	-0.9%	N/A	N/A	-2.6%	10.6%	-18.4%	-0.2	-0.3
Legacy 2***	2.1%	0.6%	2.1%	-7.2%	-1.2%	N/A	N/A	-3.0%	10.5%	-18.9%	-0.2	-0.4
Global 1***	2.2%	0.7%	2.4%	-6.5%	-1.8%	N/A	N/A	-3.4%	10.1%	-17.7%	-0.3	-0.4
Global 2***	2.2%	0.7%	2.3%	-6.7%	-2.1%	N/A	N/A	-3.7%	10.1%	-18.7%	-0.3	-0.5
Global 3***	2.1%	0.6%	1.6%	-8.3%	-3.8%	N/A	N/A	-5.4%	10.1%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	2.1%	4.6%	17.9%	30.1%	17.7%	5.9%	7.8%	5.9%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-0.9%	-3.9%	-2.5%	-4.1%	9.8%	9.1%	6.5%	9.1%	13.4%	-12.3%	0.7	1.2

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	8%	Long	Natural Gas	2.4%	Long	8%	Long	Natural Gas	2.4%	Long
			Crude Oil	2.0%	Long			Crude Oil	2.0%	Long
Grains/Foods	11%	Short	Soybeans	2.5%	Long	11%	Short	Soybeans	2.5%	Long
			Sugar	2.3%	Short			Sugar	2.3%	Short
Metals	11%	Short	Gold	2.9%	Short	11%	Short	Gold	3.0%	Short
			Aluminum	1.6%	Short			Aluminum	1.6%	Short
FINANCIALS	70%					70%
Currencies	24%	Long $	Japanese Yen	3.1%	Short	24%	Long $	Japanese Yen	3.2%	Short
			Euro	2.0%	Short			Euro	2.0%	Short
Equities	27%	Long	S&P 500	3.3%	Long	27%	Long	S&P 500	3.3%	Long
			Dax Index	2.5%	Long			Dax Index	2.5%	Long
Fixed Income	19%	Long	Bunds	2.9%	Long	19%	Long	Bunds	2.9%	Long
			Bobl	2.6%	Long			Bobl	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices finished up more than 3% based on increased demand spurred by elevated temperatures. Crude oil prices rose from mid-week lows due to strength in the equity markets; markets finished nearly flat due to the upwards retracement.

Grains/Foods
U.S. grains markets generally fell due to forecasts for near-record crop yields.  Sugar and coffee markets also moved lower, pressured by improved growing conditions in South America.  Prices also moved lower because of new regulations designed to reduce delays at key Brazilian ports.

Metals
Gold markets declined to a 1-month low due to U.S. dollar strength and weak safe-haven demand caused by bullish jobs estimates.  Base metals moved lower as disappointing data from Europe and weak industrial output data in the U.S. weighed on demand forecasts.

Currencies
The euro fell sharply against the U.S. dollar as weak GDP data in the Eurozone supported forecasts for further rate cuts by the European Central Bank.  The Australian dollar moved lower against counterparts due to sharp declines in the commodities markets and reports showing weak Australian employment data.

Equities
European equity markets moved higher, propelled by strength in the Eurozone banking sector and speculation additional monetary easing by the ECB would support share prices.  Hong Kong’s Hang Seng Index registered declines due to sluggish Chinese economic growth data.  U.S. equity markets rallied to new all-time highs due to better-than-expected consumer confidence data and strong earnings from key U.S. firms.

Fixed Income
U.S. Treasury markets predominantly fell as bullish economic indicators and equity market rallies drew investors away from safe-haven assets.  German Bund markets rallied to a one-week high as speculators believed the European Central Bank could be nearing a decision to move overnight deposit rates into negative territory.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.